QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on November 19, 2014

Registration No. 333-196155

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 9
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CVSL Inc.
(Exact name of Registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	5961 (Primary Standard Industrial Classification Code Number)	98-0534701 (I.R.S. Employer Identification Number)

2400 North Dallas Parkway, Suite 230
Plano, Texas 75093
(972) 398-7120
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

John P. Rochon
CVSL Inc.
2400 North Dallas Parkway, Suite 230
Plano, Texas 75093
(972) 398-7120
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Hank Gracin, Esq. Leslie Marlow, Esq. Gracin & Marlow, LLP The Chrysler Building 405 Lexington Avenue, 26th Floor New York, New York 10174 Phone: (212) 907-6457 Fax: (212) 208-4657	Daniel I. Goldberg, Esq. Reed Smith LLP 599 Lexington Avenue New York, New York 10022 Phone: (212) 521-5400 Fax: (212) 521-5450

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee

Common Stock, $0.0001 par value(2)(3)	$76,666,670	$9,778.07(4)

(1)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

(2)
Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(3)
Includes shares of common stock the underwriters have the option to purchase to cover over-allotments, if any.

(4)
Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

 EXPLANATORY NOTE

This Amendment No. 9 ("Amendment No. 9") to the Registration Statement on Form S-1 of CVSL Inc. (the "Registration Statement") is being filed solely for the purpose of filing Exhibit 23.1 to the Registration Statement. This Amendment No. 9 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the registrant in connection with this offering, other than estimated underwriting discounts and commissions. All amounts shown are estimates with the exception of the SEC registration fee, the FINRA filing fee and the NYSE MKT listing fee.

SEC registration fee	$9,778
FINRA filing fee	12,000
NYSE MKT listing fee	75,000
Accounting fees and expenses	50,000
Legal fees and expenses	600,000
Printing and engraving expenses	50,000
Transfer agent and registrar fees and expenses	10,000
Miscellaneous fees and expenses	193,222

Total	$1,000,000

Item 14.    Indemnification of Directors and Officers.

Under the provisions of Section 607.0850 of Florida Business Corporations Act, we may indemnify our directors, officers, employees and agents and maintain liability insurance for those persons. Section 607.0850 provides that a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if the person's conduct was in good faith. In the case of conduct in an official capacity with the corporation, the person may be indemnified if the person reasonably believed that such conduct was in the corporation's best interests. In all other cases, the corporation may indemnify the person if the person reasonably believed that such conduct was at least not opposed to the corporation's best interests. In the case of any criminal proceeding, the person may be indemnified if the person had no reasonable cause to believe the person's conduct was unlawful.

Our amended bylaws provide for indemnification of our directors and executive officers to the maximum extent permitted by the Florida Business Corporations Act.

In addition, we have entered into indemnification agreements with each of our current directors and executive officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under the Florida Business Corporations Act against liabilities that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us, within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), against certain liabilities.

Insofar as indemnification for liabilities for damages arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15.    Recent Sales and Issuances of Unregistered Securities.

During the last three years, we have issued unregistered securities to certain persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, or any public offering, and the registrant believes that, except as otherwise set forth below, each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and/or Regulation D promulgated thereunder. All recipients had adequate access, though their relationships with the registrant, to information about the registrant. The following issuances have been adjusted to reflect the 1-for-20 reverse stock split.

On September 16, 2014, we issued 2,605 shares of restricted common stock to a director as director compensation for which restrictions lapse on September 16, 2015. We relied on an exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933 for the issuance of the securities as a transaction by an issuer not involving any public offering. The securities were not offered pursuant to a general solicitation and the purchasers of the securities represented that they were "accredited investors" as defined in Regulation D under the Securities Act of 1933. We also directed our transfer agent to issue the stock certificates for the shares of Common Stock with the appropriate restrictive legend.

On July 9, 2014, we issued 5,316 shares of common stock to a director as director compensation and an aggregate of 5,264 shares of restricted common stock to two directors for which restrictions lapse on July 8, 2015.

On July 2, 2014, we issued a warrant exercisable for 50,000 shares of our common stock at an exercise price of $12.80 per share. The warrant is exercisable for a term of one year from its issuance date; provided, however, that the term will be extended for an additional year if on July 1, 2015 the shares of common stock underlying the warrant are subject to an effective registration statement under the Securities Act or our common stock is listed on the Nasdaq National Market or the NYSE MKT. In addition, the warrant provides for piggyback registration rights upon request, in certain cases. The exercise price and number of shares issuable upon exercise of the warrants is subject to adjustment in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation.

On June 5, 2014, we issued 16,195 shares of common stock in connection with our acquisition of certain assets in the Uppercase Living transaction, which shares have not yet been released and are being held in escrow subject to certain closing conditions.

On May 6, 2014, we issued warrants exercisable for an aggregate of 18,750 shares of our common stock at an exercise price of $11.00 per share. The warrants are exercisable for a term of one year from their issuance date; provided, however, that the term will be extended for an additional year if on May 5, 2014 the shares of common stock underlying the warrant are subject to an effective registration statement under the Securities Act or our common stock is listed on the Nasdaq National Market or the NYSE MKT. In addition, the warrants provide for piggyback registration rights upon request, in certain cases. The exercise price and number of shares issuable upon exercise of the warrants is subject to adjustment in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation.

On April 24, 2014, we issued 12,725 shares of common stock to UL SLC, LLC in connection with our acquisition of assets.

On January 7, 2014, we issued 28,628 shares of common stock to Lega Enterprises, LLC in connection with our acquisition of assets.

On January 6, 2014, we issued 7,797 shares of common stock to Paperly in connection with our acquisition of assets.

On January 6, 2014, we issued 15,891 shares of common stock to the five former shareholders of MSK in connection with our acquisition of the stock of MSK.

On November 27, 2013, we issued 157,538 shares of common stock to Lega Enterprises, LLC and TPark One LLC in connection with our acquisition of assets.

On October 22, 2013, we issued 186,165 shares of common stock to Lega Enterprises, LLC in connection with our acquisition of assets.

On October 1, 2013, we issued 88,349 shares of common stock to TBT in connection with our acquisition of assets.

On August 22, 2013, we issued 225,649 shares of common stock to Inspired Portfolio Pty, Ltd. in connection with our acquisition of assets.

On June 14, 2013, we issued 1,625,000 shares of common stock to the Trust upon conversion of the Convertible Subordinated Unsecured Promissory Note in the principal amount of $6,500,000 issued to the Trust. The issuance qualified for exemption under Section 3(a)(9) of the Securities Act.

On March 18, 2013, we issued a Convertible Subordinated Unsecured Promissory Note in the principal amount of $6.5 million in connection with our acquisition of TLC. This note was converted into shares of our common stock on June 14, 2013, as described above.

On December 12, 2012, we issued a convertible subordinated unsecured promissory note in the principal amount of $20,000,000 to an entity controlled by one of our directors.

On August 2012, we issued 25,000 shares of our common stock to two investors in satisfaction of certain obligations under a prior contract.

On September 25, 2012, we issued 21,904,302 shares of our common stock to Rochon Capital in connection with the Initial Share Exchange.

On May 15, 2012, the holder of two convertible promissory notes dated April 5, 2011 and February 15, 2012 converted the principal amount of $250,000 plus accrued interest into 133,334 shares of our common stock in full satisfaction of all principal and interest due thereunder. The issuance of the shares of common stock qualified for exemption under Section 3(a)(9) of the Securities Act. In connection with the February 15, 2012 note, we granted the holder one warrant for each one share converted. Each warrant was exercisable into one share of our common stock at the price of $10.00 per share.

On May 16, 2012, the holder of two convertible promissory notes dated April 1, 2011 and February 24, 2012 converted the principal amount of $225,000 plus accrued interest into 119,000 shares of our common stock in full satisfaction of all principal and interest due thereunder. The issuance of the shares of common stock qualified for exemption under Section 3(a)(9) of the Securities Act. In connection with the February 24, 2012 note, we granted the holder one warrant for each one share converted. Each warrant was exercisable into one share of our common stock at the price of $0.50 per share.

On April 11, 2012, we issued 2,500 restricted shares of common stock for services related to our guidewire device.

On March 7, 2012, we issued 2,500 restricted shares of our common stock for bookkeeping services rendered to us.

On March 7, 2012, we issued 2,500 restricted shares of our common stock for fabricating the prototype for our guidewire bookkeeping services rendered to us.

On March 7, 2012, we issued 1,500 restricted shares of our common stock for legal services.

On March 7, 2012, we issued 441,500 restricted shares of our common stock for consulting services in financial, business and marketing.

On March 7, 2012, we issued 119,000 restricted shares of our common stock for consulting services in financial, business and marketing.

On March 7, 2012, we issued 1,250 restricted shares of our common stock for assistance with marketing our products.

On March 7, 2012, we issued 250 restricted shares of our common stock for strategic introductions.

On March 7, 2012, we issued 327,800 restricted shares of our common stock to our then vice president and director, Michael DiCicco, for services rendered to us.

On March 7, 2012, we issued 50,000 restricted shares of common stock to our then director, Douglas Miscoll, for service rendered to us.

On March 7, 2012, we issued 341,500 restricted shares of common stock to a consultant for services rendered to us.

On March 7, 2012, we issued 141,500 restricted shares of common stock to a consultant for services rendered to us.

On February 13, 2012, we issued 14,918 restricted shares of common stock to Olympus Capital Group in exchange for satisfaction of a convertible note in the amount of $7,500.

On February 13, 2012, we issued an aggregate of 8,750 restricted shares of common stock to six persons for advisory services rendered.

On February 13, 2012, we issued 4,993 restricted shares of common stock to Rada Advisors, Inc. in exchange for satisfaction of a convertible note in the amount of $2,500.

During November 2011, we issued $470,000 worth of convertible notes to three investors. The notes were convertible into shares of our restricted common stock. These notes were converted into 112,841 shares of our common stock on December 1, 2011. The issuance of the shares of common stock upon conversion of the notes qualified for exemption under Section 3(a)(9) of the Securities Act.

On July 28, 2011, we issued 72,200 restricted shares of common stock to a former vice president and director for services rendered.

On July 28, 2011, we issued 87,000 restricted shares of common stock to a consultant for services rendered.

On July 28, 2011, we issued 58,700 restricted shares of common stock to Joseph Babiak for services rendered.

Item 16.    Exhibits.

Exhibit No.		Description
1.1	#	Form of Underwriting Agreement between CVSL Inc. and Cantor Fitzgerald & Co., as representative of the several underwriters
2.1		Share Exchange Agreement, dated August 24, 2012, by and among Computer Vision Systems Laboratories, Corp., Happenings Communications Group, Inc. and Rochon Capital Partners, Ltd. (incorporated by reference to Exhibit 10.10 of our Current Report on Form 8-K (File No. 000-52818) filed with the Commission on August 30, 2012)
3.1		Articles of Incorporation (incorporated by reference to Exhibit 3.1 of our Registration Statement on Form SB-2 (File Number 333-145738) filed with the Commission on August 28, 2007)
3.2		Bylaws of Cardio Vascular Medical Device (incorporated by reference to Exhibit 3.2 of our Registration Statement on Form SB-2 (File Number 333-145738) filed with the Commission on August 28, 2007)

Exhibit No.	Description
3.3	Articles of Incorporation (incorporated by reference to Exhibit 3.3 of our Current Report on Form 8-K (File No. 000-52818) filed with the Commission on June 28, 2011)
3.4	Bylaws of Computer Vision Systems Laboratories, Corp. (incorporated by reference to Exhibit 3.4 of our Current Report on Form 8-K (File No. 000-52818) filed with the Commission on June 28, 2011)
3.5	Articles of Amendment to the Articles of Incorporation (incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K (File No. 000-52818) filed with the Commission on May 30, 2013)
3.6	Articles of Amendment to the Articles of Incorporation (incorporated by reference to Exhibit 3.7 of our Current Report on Form 10-Q (File No. 000-52818) filed with the Commission on August 14, 2013)
3.7
Amendment to Bylaws of Computer Vision Systems Laboratories, Corp., effective as of September 28, 2012 (incorporated by reference to Exhibit 3.3 of our Current Report on Form 8-K (File No. 000-52818) filed with the Commission on October 1, 2012)
3.8	Amendment to Bylaws effective July 9, 2014 (incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K (File No. 000-52818) filed with the Commission on July 15, 2014)
3.9	Articles of Amendment to the Articles of Incorporation (incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K (File No. 000-52818) filed with the Commission on October 16, 2014)
4.1
Registration Rights Agreement, dated September 25, 2012, by and between Computer Vision Systems Laboratories, Corp. and Rochon Capital Partners, Ltd. (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K (File No. 000-52818) filed with the Commission on October 1, 2012)
4.2
Convertible Subordinated Unsecured Promissory Note, dated December 12, 2012, in the original principal amount of $20,000,000, from Computer Vision Systems Laboratories, Corp., (as Maker), to Richmont Capital Partners V LP, (as Payee) (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K (File No. 000-52818) filed with the Commission on December 18, 2012)
4.3
Lockup Agreement between International Equities Group and Computer Vision Systems Laboratories dated February 15, 2013 (incorporated by reference to 99.10 to Schedule 13D/A (File No. 005-85515) filed with the Commission on February 19, 2013)
4.4
Convertible Subordinated Unsecured Promissory Note, dated March 15, 2013, in the original principal amount of $6,500,000, issued by Computer Vision Systems Laboratories, Corp. to The Longaberger Company (incorporated by reference to Exhibit 10.2 of our Current Report on Form 8-K (File No. 000-52818) filed with the Commission on March 20, 2013)
4.5
Promissory Note, dated March 14, 2013, in the original principal amount of $4,000,000, issued by Computer Vision Systems Laboratories, Corp. to The Longaberger Company (incorporated by reference to Exhibit 10.4 of our Current Report on Form 8-K (File No. 000-52818) filed with the Commission on March 20, 2013)
4.6
Amendment to Share Exchange Agreement to Defer Second Tranche Closing Indefinitely dated April 10, 2013 (incorporated by reference to Exhibit 10.1 to Form 8-K (File No. 000-52818) filed April 12, 2013)

Exhibit No.		Description
4.7		First Amendment to Convertible Subordinated Unsecured Promissory Note, dated as of June 17, 2013, between CVSL Inc. and Richmont Capital Partners V LP (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K (File No. 000-52818) filed with the Commission on June 21, 2013)
4.8
Irrevocable Proxy between Computer Vision Systems Laboratories and Rochon Capital Partners Ltd. (incorporated by reference to Exhibit 99.12 to Schedule 13-D/A (File No. 005-85515) filed with the Commission on June 27, 2013)
4.9		Director Smart Bonus Plan (incorporated by reference to Exhibit 10.1 to Form 8-K (File No. 000-52818) filed with the Commission on July 24, 2013)
4.10	#	Form of Warrant issued in May 2014
4.11	#	Form of Warrant issued in July 2014
4.12
Second Amendment to Convertible Subordinated Unsecured Promissory Note, dated as of June 12, 2014, between CVSL Inc. and Richmont Capital Partners V LP (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K (File No. 000-52818) filed with the Commission on June 16, 2014)
4.13
Promissory note dated July 11, 2014 between Agel Enterprises, Inc. and Tamala L. Longaberger (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K (File No. 000-52818) filed with the Commission on July 15, 2014)
4.14
Amendment to Share Exchange Agreement dated as of October 10, 2014 (incorporated by reference to Exhibit 4.1 of our Current Report on Form 8-K (File No. 000-52818) filed with the Commission on October 14, 2014)
5.1	#	Legal Opinion of Gracin & Marlow, LLP
9.1
Voting Agreement by and among Tamala L. Longaberger Revocable Trust, Rochon Capital Partners Ltd, Computer Vision Systems Laboratories Corp. dated March 18, 2013 (incorporated by reference to Exhibit 99.11 to Schedule 13D/A (File No. 005-85515) filed with the Commission on June 27, 2013)
10.1
Indemnification Agreement entered into between Computer Vision Systems Laboratories, Corp. and John P. Rochon (incorporated by reference to Exhibit 10.2 of our Current Report on Form 8-K (File No. 000-52818) filed with the Commission on October 1, 2012)
10.2
Convertible Subordinated Unsecured Note Purchase Agreement, dated December 12, 2012, by and between Computer Vision Systems Laboratories, Corp., and Richmont Capital Partners V LP (incorporated by reference to Exhibit 10.2 of our Current Report on Form 8-K (File No. 000-52818) filed with the Commission on December 18, 2012)
10.3
Purchase Agreement, dated March 15, 2013, by and among Computer Vision Systems Laboratories, Corp., The Longaberger Company, TMRCL Holding Company, TMRCL Holding LLC, and The Longaberger Company Canada (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K (File No. 000-52818) filed with the Commission on March 20, 2013)
10.4
Subscription Agreement, dated March 14, 2013, by and between the Company and The Longaberger Company (incorporated by reference to Exhibit 10.3 of our Current Report on Form 8-K (File No. 000-52818) filed with the Commission on March 20, 2013)
10.5
Guarantee Agreement, dated March 14, 2013, made by Computer Vision Systems Laboratories, Corp. (incorporated by reference to Exhibit 10.5 of our Current Report on Form 8-K (File No. 000-52818) filed with the Commission on March 20, 2013)

Exhibit No.		Description
10.6		Employment Agreement, dated March 18, 2013, by and between Computer Vision Systems Laboratories, Corp. and Tamala L. Longaberger (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K (File No. 000-52818) filed with the Commission on March 22, 2013)
10.7
Reimbursement of Services Agreement between Computer Vision Systems Laboratories Corp., a Florida corporation and Richmont Holdings, Inc., (incorporated by reference to Exhibit 10.11 of our Annual Report on Form 10-K (File No. 000-52818) filed with the Commission on March 29, 2013)
10.8
Amendment to Share Exchange Agreement to Defer Second Tranche Closing Indefinitely dated April 10, 2013 (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K (File No. 000-52818) filed with the Commission on April 12, 2013)
10.9
Equity Contribution Agreement, dated as of June 18, 2013, between Rochon Capital Partners, Ltd. and CVSL Inc. (incorporated by reference to Exhibit 10.2 of our Current Report on Form 8-K (File No. 000-52818) filed with the Commission on June 21, 2013)
10.10
Asset Purchase Agreement, dated September 25, 2013, between Agel Enterprises, Inc. and Agel Enterprises, LLC. (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K (File No. 000-52818) filed with the Commission on October 1, 2013)
10.11
Purchase Money Note issued by Agel Enterprises, Inc. in the principal amount of $1,700,000 (incorporated by reference to Exhibit 10.2 of our Current Report on Form 8-K (File No. 000-52818) filed with the Commission on October 1, 2013)
10.12
Equity Contribution Agreement, dated as of November 11, 2013, between Rochon Capital Partners, Ltd. and CVSL Inc. (incorporated by reference to Exhibit 13 to Schedule 13D/A (File No. 005-85515) filed with the Commission on April 1, 2014 by Rochon Capital Partners, Ltd.)
10.13
Satisfaction of Obligation dated December 3, 2013 between CVSL, Rochon Capital Partners Ltd. and International Equities Group, Inc. (incorporated by reference to Exhibit 14 to Schedule 13D/A (File No. 005-85515) filed with the Commission on April 1, 2014 by Rochon Capital Partners, Ltd.)
10.14
Equity Contribution Agreement, dated as of May 1, 2014, between Rochon Capital Partners, Ltd. and CVSL Inc. (incorporated by reference to Exhibit 99.13 to Schedule 13D/A (File No. 005-85515) filed with the Commission on May 7, 2014 by Rochon Capital Partners, Ltd.)
10.15	#	Credit and Security Agreement dated October 23, 2012 among Keybank National Association and The Longaberger Company
10.16	#	First Amendment Agreement to Credit and Security Agreement by and between Keybank National Association and The Longaberger Company
10.17	#	Second Amendment Agreement to Credit and Security Agreement by and between Keybank National Association and The Longaberger Company
10.18	#	Third Amendment Agreement to Credit and Security Agreement by and between Keybank National Association and The Longaberger Company
10.19	#	Fourth Amendment Agreement to Credit and Security Agreement by and between Keybank National Association and The Longaberger Company
10.20	#	Fifth Amendment Agreement to Credit and Security Agreement by and between Keybank National Association and The Longaberger Company

Exhibit No.		Description
10.21		Restricted Stock Agreement between CVSL Inc. and Roy Damary dated July 9, 2014 (incorporated by reference to Exhibit 10.2 of our Current Report on Form 8-K (File No. 000-52818) filed with the Commission on July 15, 2014)
10.22
Restricted Stock Agreement between CVSL Inc. and Bernard Ivaldi dated July 9, 2014 (incorporated by reference to Exhibit 10.3 of our Current Report on Form 8-K (File No. 000-52818) filed with the Commission on July 15, 2014)
10.23
Agreement for Purchase and Sale dated as of July 31, 2014 between The Longaberger Company and CFI NNN Raiders, LLC (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K (File No. 000-52818) filed with the Commission on August 1, 2014).
10.24
Master Lease Agreement made as of July 31, 2014 by and between CFI NNN Raisers, LLC and CVSL Inc. (incorporated by reference to Exhibit 10.2 of our Current Report on Form 8-K (File No. 000-52818) filed with the Commission on August 1, 2014).
10.22
Restricted Stock Agreement between CVSL Inc. and John W. Bickel dated September 16, 2014 (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K (File No. 000-52818) filed with the Commission on September 18, 2014)
21	#	List of Subsidiaries
23.1	*	Consent of PMB Helin Donovan, LLP
23.2	#	Consent of Plante & Moran, PLLC
23.4	#	Consent of Gracin & Marlow, LLP (included in its opinion filed as Exhibit 5.1)
24.1	#	Power of Attorney
24.2	#	Power of Attorney
24.3	#	Power of Attorney
101	#
The following materials formatted in XBRL (eXtensible Business Reporting Language): (i) Consolidated Balance Sheet at December 31, 2013 and September 30, 2014 (unaudited), (ii) Consolidated Statements of Operations and Comprehensive Loss for the three month periods ended September 30, 2014 and 2013, (iii) Consolidated Statements of Cash Flows for the three month periods ended September 30, 2014 and 2013 (unaudited), (iv) Notes to Unaudited Consolidated Financial Statements, (v) Consolidated Balance Sheets for the years ended December 31, 2013 and 2012, (vi) Consolidated Statements of Operations for the years ended December 31, 2013 and 2012, (vii) Consolidated Statements of Changes in Stockholders' (Deficit) for the years ended December 31, 2013 and 2012, (viii) Consolidated Statements of Cash Flows for the years ended December 31, 2013 and 2012, and (ix) Notes to Audited Consolidated Financial Statements.

*
Filed herewith.

#
Previously filed.

+
To be filed by amendment.

**
In accordance with Rule 406T of Regulation S-T, the Interactive Data Files in Exhibit 101 to this Registration Statement on Form S-1 are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act, are deemed not filed for purposes of Section 18 of the Exchange Act of 1934, as amended, and otherwise are not subject to liability under these sections.

Item 17.    Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

    (i)  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

   (ii)  For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)  The portion of any other free writing prospectuses relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the Amendment No. 9 to the Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, November 19, 2014.

CVSL INC.
By:	/s/ JOHN P. ROCHON John P. Rochon Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)
Date: November 19, 2014
By:	/s/ KELLY KITTRELL Kelly Kittrell Chief Financial Officer, Treasurer and Director (Principal Financial and Principal Accounting Officer)
Date: November 19, 2014

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 9 to the Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN P. ROCHON John P. Rochon	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	November 19, 2014
* John P. Rochon	Vice Chairman and Director	November 19, 2014
/s/ KELLY KITTRELL Kelly Kittrell	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	November 19, 2014
* Russell Mack	Vice President and Director	November 19, 2014

Signature	Title	Date

* Michael Bishop	Director	November 19, 2014
* Tamala Longaberger	Director	November 19, 2014
* William Randall	Director	November 19, 2014
* Julie Rasmussen	Director	November 19, 2014
* Kay Bailey Hutchison	Director	November 19, 2014
* Bernard Ivaldi	Director	November 19, 2014
* Roy Damary	Director	November 19, 2014
* John W. Bickel	Director	November 19, 2014

*By:	/s/ JOHN P. ROCHON John P. Rochon as Attorney-in-Fact

QuickLinks

EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution.
  Item 14. Indemnification of Directors and Officers.
  Item 15. Recent Sales and Issuances of Unregistered Securities.
  Item 16. Exhibits.
  Item 17. Undertakings
SIGNATURES